EXHIBIT 12(a)

                   BANKERS TRUST CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                              (dollars in millions)

                                                                                                                        Three Months
                                                                                                                            Ended
                                                                       Year Ended December 31,                            March 31,
                                                ------------------------------------------------------------------
                                                  1995           1996           1997            1998         1999           2000
                                                ----------------------------------------------------------------------------------
Earnings:
 1. Income (loss) before
     income taxes                               $  469         $1,131         $1,239          $  (77)     $(1,415)          $ 108
 2. Add: Fixed charges
          excluding
          capitalized
          interest
          (Line 10)                              5,138          5,483          5,959           6,954        3,654             709
 3. Less: Equity in undistri-
            buted income of
            unconsolidated
            subsidiaries and
            affiliates                              28             30           (117)             15           75              18
                                                ----------------------------------------------------------------------------------
 4. Earnings including
     interest on deposits                        5,579          6,584          7,315           6,862        2,164             799
 5. Less: Interest on
           deposits                              1,360          1,355          2,076           2,195        1,424             284
                                                ----------------------------------------------------------------------------------
 6. Earnings excluding
     interest on deposits                       $4,219         $5,229         $5,239          $4,667      $   740           $ 515
                                                ==================================================================================

Fixed Charges:
 7. Interest Expense                            $5,105         $5,451         $5,926          $6,919      $ 3,612           $ 700
 8. Estimated interest
     component of net
     rental expense                                 33             32             33              35           42               9
 9. Amortization of debt
     issuance expense                               --             --             --              --           --              --
                                                ----------------------------------------------------------------------------------
10. Total fixed charges
     including interest on
     deposits and excluding
     capitalized interest                        5,138          5,483          5,959           6,954        3,654             709
11. Add: Capitalized
          interest                                  --             --             --              --           --              --
                                                ----------------------------------------------------------------------------------
12. Total fixed charges                          5,138          5,483          5,959           6,954        3,654             709
13. Less: Interest on
           deposits
           (Line 5)                              1,360          1,355          2,076           2,195        1,424             284
                                                ----------------------------------------------------------------------------------
14. Fixed charges excluding
     interest on deposits                       $3,778         $4,128         $3,883          $4,759      $ 2,230           $ 425
                                                ==================================================================================

Consolidated Ratios of Earnings
 to Fixed Charges:
  Including interest on
   deposits
   (Line 4/Line 12)                               1.09           1.20           1.23             .99          N/A            1.13
                                                ==================================================================================

  Excluding interest on
   deposits
   (Line 6/Line 14)                               1.12           1.27           1.35             .98          N/A            1.21
                                                ==================================================================================

For the years ended December 31, 1999 and 1998, earnings, as defined, did not cover fixed charges, including and excluding interest on deposits by $1,490 million and $92 million, respectively, as a result of a net loss recorded during the period.

N/A - Not Applicable.